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                                  EXHIBIT 10.33

                            AMENDMENT NUMBER ONE TO
                        LOAN AND SECURITY AGREEMENT WITH
                          FOOTHILL CAPITAL CORPORATION



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                             AMENDMENT NUMBER ONE TO
                           LOAN AND SECURITY AGREEMENT

         THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this "Amendment"), is entered into as of August 12, 1998, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and GARDEN BOTANIKA, INC., a Washington corporation ("Borrower"), with its chief executive office located at 8624 154th Avenue NE, Redmond, Washington 98052.

         WHEREAS Foothill and Borrower are parties to that certain Loan and Security Agreement, dated as of April 29, 1998, (as amended to date, the "Loan Agreement");

         WHEREAS Borrower has requested Foothill to amend the Loan Agreement and the other Loan Documents to: (i) change the interest rates charged for Advances;
(ii) revise other elements of the loan pricing under Loan Agreement; (iii) revise the financial covenants with respect to the minimum Consolidated EBITDA;
(iv) make certain other modifications to the terms and conditions of the Loan Agreements; and (v) waive Borrower's failure to comply with the requirements of Sections 7.20(a) of the Loan Agreement;

         WHEREAS Foothill is willing to so amend the Loan Agreement and waive Borrower's failure to comply with the requirements of Sections 7.20(a) of the Loan Agreement in accordance with the terms hereof upon Borrower's payment of an Amendment Fee of $20,000 and subject to the other terms and conditions hereof;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

         All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement.

         1. Amendments to the Loan Agreement.

                  a. Section 1.1 of the Loan Agreement hereby is amended by inserting each of the following definitions in their entirety:

                  "First Amendment means that certain Amendment Number One to Loan and Security Agreement, dated as of August 12, 1998, between Foothill and Borrower."

                  "First Amendment Closing Date means August 14, 1998."

                  "Loan Documents means this Agreement, the Concentration Account Agreements, the Trademark Security Agreement, the Inventory Security Agreement, the



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License Agreement, the First Amendment, any Control Agreement (from and after the date such document is executed and delivered), any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement."

                  b. Section 1.1 of the Loan Agreement hereby is amended by deleting the following definition in its entirety and replacing it with the following:

                  "Applicable Termination Rate means (a) 3.0% from and after the Effective Date through May 6, 1999, (b) 2.0% from and after May 6, 1999 through May 6, 2000, and (c) 1.0% thereafter."

                  c. Clauses (a) and (b) of Section 2.1 of the Loan Agreement hereby are amended and restated in their entirety as follows:

                           (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount or (ii) the Borrowing Base. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                                   (x) the lesser of (i) the Applicable Advance
         rate times the value of the Eligible Inventory, or (ii) 80% of the Inventory Liquidation Value, minus

                                   (y) the Shrinkage Reserve, minus

                                   (z) the aggregate amount of reserves, if any,
         established by Foothill under Section 2.1(b).

                           (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill shall have the right to establish reserves in such amounts, and with respect to such matters, as Foothill, in its reasonable credit judgement (from the perspective of a secured lender) shall deem necessary or appropriate, against the Borrowing Base, including without limitation, with respect to: (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage or obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable to the Loan Account as Obligations in accordance with any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; and (vi) such other matters, events, conditions, or contingencies as to which Foothill, in its reasonable credit judgment (from the perspective of a secured lender), determines reserves should be established from time to time hereunder, and including;



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                                   (i) if Foothill has determined that Borrower
         is not current in the payment of its obligations to one or more of its real property lessors and if the claims of the affected real property lessors would, as a function of applicable state law, have a lien on the Inventory for unpaid rentals or other charges that would be prior to Foothill's security interest in the Inventory, then Foothill may create a reserve against the Borrowing Base in an amount up to the maximum amount of the claims of such lessors that would, as a function of applicable state law, have priority over Foothill's security interest in the affected Inventory;

                                   (ii) if Foothill has determined that Borrower
         is not current in the payment of its obligations (including in respect of ad valorem or sales taxes) to federal, state, or local taxing authorities and if the claims of the affected taxing authorities would, as a function of applicable federal or state law, have a lien on the Inventory for unpaid taxes or other charges or assessments that would be prior to Foothill's security interest in the Inventory, then Foothill may create a reserve against the Borrowing Base in an amount up to the maximum amount of the claims of such taxing authorities that would, as a function of applicable federal or state law, have priority over Foothill's security interest in the affected Inventory;

                                   (iii) if Borrower's Excess Availability is
         $3,000,000, or less, then Foothill may create a reserve against the Borrowing Base in an amount up to the maximum amount of $1,000,000.

                                   (iv) prior to the date that (1) Foothill has
         completed an appraisal of the Collateral to be conducted promptly following the First Amendment Closing Date and (2) Borrower has consented to such changes to the terms and conditions of this Agreement as Foothill shall reasonably request on the basis of such appraisal and on the basis of its review of the financial condition and operating performance of Borrower, then Foothill may create and maintain a reserve against the Borrowing Base in an amount up to the maximum amount of $2,000,000.

                  d. Clause (a) of Section 2.6 of the Loan Agreement hereby is amended and restated in its entirety as follows:

                           "(a) Interest Rate. All Obligations shall bear interest at a per annum rate of 2.00 percentage points above the Reference Rate."

                  e. Clause (c) of Section 2.6 of the Loan Agreement hereby is amended and restated in its entirety as follows:



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                           "(c) Default Rate. Upon the occurrence and during the
         continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to 6.00 percentage points above the Reference Rate."

                  f. Section 2.7 of the Loan Agreement hereby is amended and restated in its entirety as follows:

         "2.7 Collection of Accounts. Borrower either (a) shall remit, on a daily basis, all of its Collections to a Concentration Account that is subject to a Concentration Account Agreement this is in full force and effect as of the date of such remittance, or (b) shall deposit, on a daily basis, all of its Collections to a deposit account of Borrower all of the proceeds of which are remitted, on a daily basis, to the Concentration Account that is subject to a Concentration Account Agreement this is in full force and effect as of the date of such deposit. All amounts received in such Concentration Account automatically shall be wire transferred each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill. In addition, Borrower agrees to provide reports to Foothill on a weekly basis, in form and substance satisfactory to Foothill, of the amount of Collections for purposes of calculating the clearance or float charge provided for in Section 2.8."

                  g. Section 2.8 of the Loan Agreement hereby is amended and restated in its entirety as follows:

         "2.8 Crediting Payments; Application of Collections. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Concentration Account Banks pursuant to the Concentration Account Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Effective Date, Foothill shall be entitled to charge Borrower for 2 Business Day of 'clearance' or 'float' at the rate set forth in Section 2.6(a) or Section 2.6(c), as applicable, on all Collections that are received by Borrower or Foothill (regardless of whether such Collections are forwarded by the applicable bank at which any such Collection Account is located to Foothill, whether provisionally applied to reduce the Obligations under
         Section 2.1, or otherwise). This across-the-board 2 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 2 Business Day of interest on such Collections. Should any Collection item not be honored when presented for



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         payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day."

                  h. Clauses (d) and (e) of Section 2.11 of the Loan Agreement hereby are amended and restated in their entirety as follows:

                           "(d) Financial Examination, Documentation, and Appraisal Fees. (i) Foothill's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill; plus (ii) Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; plus (iii) the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; and

                           (e) Collateral Management Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a collateral servicing fee in an amount equal to $8,500."

                  i. Section 6.17 of the Loan Agreement hereby is amended and restated in its entirety as follows:

         "6.17    Store Closings and Store Openings.

                           (a) Provide written notice to Foothill of each store closing and any new store opening by Borrower or any Subsidiary of Borrower that shall occur during the effectiveness of this Agreement within 10 days of the date of such store closing or such new store opening, as applicable;

                           (b) On or before September 15, 1998, deliver a store closing plan acceptable to Foothill with respect to the closure of not less than 35 of Borrower's unprofitable store locations (the "Store Closing Program"), together with financial projections to Foothill, reflecting the financial impact of the planned closure of such store locations under the Store Closing Program; and

                           (c) On or before January 31, 1999, Borrower shall complete the performance of each of the acts specified in the Store Closing Program delivered to Foothill pursuant to this section, including the closure of each of the



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         identified store locations in accordance with the Store Closing Program on or about the dates specified therefor therein."

                  j. Clause (a) of Section 7.20 of the Loan Agreement hereby is amended and restated in its entirety as follows:

                           "(a) Minimum Consolidated EBITDA. Consolidated EBITDA of not less than the amount shown below with respect to each of the corresponding periods set forth in the table below:


                                  APPLICABLE PERIOD                            CONSOLIDATED
                                                                                  EBITDA
             --------------------------------------------------------------------------------
             For the six months ended July 31, 1998                            <$7,800.000>
             --------------------------------------------------------------------------------
             For the seven months ended August 31, 1998                        <$9,500,000>
             --------------------------------------------------------------------------------
             For the eight months ended September 30, 1998                    <$11,000,000>
             --------------------------------------------------------------------------------
             For the nine months ended October 31, 1998                       <$12,200,000>
             --------------------------------------------------------------------------------
             For the ten months ended November 30, 1998                       <$12,400,000>
             --------------------------------------------------------------------------------
             For the eleven months ended December 31, 1998                     <$1,200,000>
             --------------------------------------------------------------------------------
             For the twelve months ended January 31, 1999                      <$2,500,000>
             --------------------------------------------------------------------------------

                  With respect to subsequent periods, on or before January 15, 1999, Borrower shall deliver financial projections to Foothill, in form and substance satisfactory to Foothill, for Borrower's fiscal year beginning February 1, 1999 and ending January 31, 2000. On the basis of such Borrower projections, on or before February 28, 1999, Foothill shall establish required levels of minimum Consolidated EBITDA for each of Borrower's fiscal months occurring during Borrower's fiscal year ending January 31, 2000."

                  k. Section 7.21 of the Loan Agreement hereby is amended and restated in its entirety as follows:

         "7.21 Capital Expenditures. Make capital expenditures in Borrower's fiscal year ending January 31, 1999 in excess of $1,500,000, and in any subsequent fiscal year of Borrower in excess of the amounts to be established by Foothill in its sole credit discretion on the basis of Borrower's projections delivered to Foothill pursuant to Section 6.17."

                  l. The following new Section 7.24 of the Loan Agreement hereby is inserted in its entirety as follows:

         "7.24    Compliance with Projections; Annual Loan Clean Up Requirement.

                           (a) At no time during the term of this Agreement shall the aggregate amount of all Advances outstanding hereunder exceed the amount



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         of indebtedness to Foothill projected by Borrower in connection with
         Borrower's most recent weekly cash flow projections delivered to and accepted by Foothill in connection with this Agreement, and

                           (b) In each year during which this Agreement shall remain in force and effect, Borrower shall not have any Advances outstanding under Section 2.1 hereof on the third Monday in December of any such year or in any subsequent day of such year occurring thereafter, and Borrower shall not request any new Advances hereunder prior to the first Business Day of the following year.

         2. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions:

                  a. The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  b. After giving effect hereto, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

                  c. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates;

                  d. No material adverse change shall have occurred in the financial condition of Borrower or in the value of the Collateral that has not been disclosed to Foothill;

                  e. Foothill shall have received this duly executed Amendment, which shall be in full force and effect;

                  f. Foothill shall have received the First Amendment Fee of $20,000; and

                  g. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.



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         3. Waiver of Violation of Certain Covenants and Conditions Subsequent.
Pursuant to Borrower's request, Lender hereby agrees to waive the Events of Default caused by Borrower's failure to comply with the minimum Consolidated EBITDA for the 6 months ended July 31, 1998 of <4,500,000> as set forth in
Section 7.20(a) as a result of Borrower's actual Consolidated EBITDA for this period of <7,064,209>;

         4. Representations and Warranties. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) the Loan Agreement, as amended by this Amendment, constitutes Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

         5. Further Assurances. Borrower shall execute and deliver all financing statements, agreements, documents, and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral, and to fully consummate the transactions contemplated under the Loan Agreement and this Amendment.

         6. Effect on Loan Documents. The Loan Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and each hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of or as an amendment of any right, power, or remedy of Lender under the Loan Agreement, as in effect prior to the date hereof. This amendment shall be deemed a part of and hereby is incorporated into the Loan Agreement.

         7. Miscellaneous.

         a. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

         b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by the First Amendment.

         c. This Amendment shall be governed by and construed in accordance with the laws of the State of California.



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         d. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in on the date first written above.


                                       GARDEN BOTANIKA, INC.,
                                       a Washington corporation


                                       By  __________________________
                                       Title:


                                       FOOTHILL CAPITAL CORPORATION,
                                       a California corporation


                                       By  __________________________
                                       Title:



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